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           INDEPENDENT MARKETING AND SALES REPRESENTATIVE AGREEMENT
           --------------------------------------------------------

     This Agreement is made and entered into this 29th day of February, 1996, by and between CarroSELL, Inc. (the "Company") and Transportation Media Inc. ("TMI").

                                   RECITALS:
                                   ---------

     A. The Company has developed a proprietary baggage claim conveyor belt display system known as CarroSELL(TM) (the "Product").

     B. TMI owns and operates the static display advertising concessions at many of the country's major airports and has many years of experience in establishing and selling advertising through various media at airports.

     C. The Company wishes to appoint TMI as an authorized United States national marketing representative to assist it in placing its Product in various airports, and, as its exclusive United States national sales representative, to sell advertising space thereon, and TMI is willing to provide such services to the Company, all on the terms and conditions set out herein.

                                  AGREEMENTS:
                                  -----------

     Now Therefore, in consideration of the premises and the mutual promises contained herein, the parties agree as follows:

     1.  Appointment and Business Territory.  The Company hereby appoints TMI,
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and TMI hereby agrees, to act for the Company as an authorized United States national marketing and sales representative for (i) the Product, having the exclusive right to promote the Product's introduction at TMI airports (as defined below), and (ii) sales of advertising space on installed Product systems ("Advertising"), having the exclusive right to solicit and sell Advertising to National Accounts and their advertising agencies. For these purposes, "National Accounts" means entities having or representing other entities that have control or authority over a national advertising budget for a product or service that is simultaneously distributed in more than one (1) regional market. The foregoing notwithstanding, in the event that the Product is installed at any non-TMI Airport, TMI shall only have such rights to solicit and sell Advertising as the Company has, but to that extent, TMI will have the exclusive rights provided for above with respect to National Accounts. At all times hereunder TMI shall be an independent contractor to the Company and no other relationship, such as employer-employee, partnership, joint venture or otherwise, is intended.

     2.  Terms of Sale.  All sales of Advertising shall be at such prices and on
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such terms as shall be established by and be acceptable to the Company, after consultation with TMI. TMI shall have the authority to accept contracts in the name and on behalf of the Company for sales of Advertising, to bill and collect for all

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such Advertising and to remit collected proceeds of all such billing (net of
TMI's commissions) to the Company and applicable advertising agencies. TMI will use reasonable commercial efforts to collect amounts due for sales of Advertising, but shall bear no ultimate credit responsibility for uncollected amounts due from advertisers.

     3.  Responsibilities of TMI.  TMI's duties under this Agreement shall be as
         -----------------------
follows: (a) TMI will use its best commercial efforts to adequately promote sales of Advertising within the United States to National Accounts on a continuing basis, in accordance with good business practices, and (b) TMI will use its best commercial efforts to secure the introduction of the Product at the following airports currently served by TMI-operated concessions: Chicago/O'Hare, Atlanta/Hartsfield, Newark and Denver International, and all future airports served by TMI (referred to herein as "TMI Airports"), as a subcontractor to TMI under the terms of those concessions.

     TMI acknowledges that the terms on which the Company is offered the opportunity to participate as a subcontractor to TMI at TMI Airports must be economically acceptable to the Company in its sole discretion.

     4.  Compensation.  TMI shall be compensated for sales made under the terms
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of this Agreement as follows: For each initial contract of sale of Advertising made to any advertiser, TMI shall receive 25% of the total invoice price of the sale to the advertiser, excluding agency commissions and taxes, paid by the advertiser with respect to such sale (the "Commission Base"); and for each subsequent contract for sale of Advertising to any such advertiser, TMI shall receive 20% of the Commission Base. Commissions due with respect to accounts billed and collected by TMI may be deducted and retained by TMI as provided for in paragraph 3, above. Commissions due with respect to collections made by the Company shall be paid on a monthly basis, no later than the tenth (10th) day of the calendar month following the Company's receipt of payments constituting part of the Commission Base.

     The foregoing notwithstanding, the parties acknowledge the Company's relationship with certain "house accounts" with which it currently has contracts for sale of Advertising. These "house accounts" are: MCI, Sky-Tel, Doubletree, Avis, Samsonite and Citibank. TMI shall have no responsibility for initial sales activities with respect to these "house accounts," but shall be compensated for the initial exclusion of those "house accounts" from its exclusive authority hereunder by being entitled to receive compensation at the rate of 10% of the Commission Base derived from all contracts for sale of Advertising heretofore made by the Company with any such advertiser.

     In addition, exclusive sales responsibility for each of these "house accounts" shall be turned over to TMI, and TMI shall be entitled to receive commissions at the rate of 20% of the

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Commission Base from all subsequent contracts for sale of Advertising entered into with such advertisers. Upon renewal or extension of existing contracts or execution of new contracts, such advertisers will no longer be referred to as "house accounts."

     Further, the Company has made sales contacts with various advertisers who are customers or clients of TMI at other venues or through other media. The Company will turn over exclusive sales responsibility for these advertisers to TMI, and TMI shall receive a commission at the rate of 20% of Commission Base for all Advertising sales made to such advertisers.

     The Company has also initiated sales contacts with various advertisers who are not customers of TMI. The Company shall retain initial sales responsibility for those accounts, and if sales contracts are consummated, TMI shall be compensated, and assume subsequent responsibility, therefore to the same extent as provided for "house accounts" above.

     5.  Incentive Equity Compensation.  As an additional incentive to TMI, TMI
         -----------------------------
will be issued 10,000 shares of the common capital stock of the Company's parent, Continental Capital Corporation. Half of those shares will be issued concurrently with the execution of this Agreement and the balance will be issued on the first anniversary of this Agreement. TMI acknowledges that the shares will be issued as restricted stock under state and federal securities laws and TMI will agree to hold them pursuant to applicable restrictions. In addition to the foregoing shares, TMI will be issued rights to purchase the following number of shares, at the prices indicated, at any time during the term of this Agreement, or any extensions hereof, and for a period of 60 days thereafter, based on sales of Advertising effected during the initial 18 month term of this
Agreement:

     5,000 shares at a strike price of $5.00 will be issued after TMI sells $500,000 of Advertising, and an additional 7,000 shares at a strike price of $4.75 will be issued after TMI sells $1,500,000 of Advertising, and an additional 9,000 shares at a strike price of $4.50 will be issued after TMI sells $2,500,000 of Advertising, and an additional 11,000 shares at a strike price of $4.25 will be issued after TMI sells $3,500,000 of Advertising, and an additional 13,000 shares at a strike price of $4.00 will be issued after TMI sells $4,500,000 of Advertising, and

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     an additional 15,000 shares at a strike price of $3.75 will be issued after TMI sells $5,500,000 of Advertising, and

     an additional 17,000 shares at a strike price of $3.50 will be issued after TMI sells $6,500,000 of Advertising.

     For all purposes of this Agreement, TMI shall be deemed to have effected a "sale" of Advertising hereunder as and when and to the extent of payments received by the Company for sales of Advertising hereunder. For purposes of the stock option provisions hereof, TMI will receive credit only for the amount of those "sales" dollars paid to the Company in the first 18 months of this Agreement (whether from TMI-generated sales or sales initiated or consummated by others, including the Company), but will be entitled to receive the sales commissions provided for above on all "sales" contract dollars, whenever paid.

     6.  Company Responsibilities.  Company shall have the following
         ------------------------
responsibilities: (a) provide TMI with sales and technical support and information regarding the Product; (b) provide TMI with a reasonable amount of literature pertaining to Company and to the Product; (c) inform TMI within a reasonable time of any changes in the Product, or Advertising prices, terms of payment, delivery schedules and/or Product Warranties; (d) compensate TMI in accordance with this Agreement.

     7.  Term and Termination.  This Agreement shall have an initial term of
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five (5) years from its effective date, and such term and each term subsequently shall be automatically extended for successive one (1) year periods subject to earlier termination if either party materially fails to perform its obligations under this Agreement. In such event, this Agreement can be terminated following thirty (30) days after delivery of a written notice specifying the material performance failure; provided that the party so notified shall have a thirty
(30) day period to cure any such alleged failure of performance, unless the failure is not such that can be cured in thirty (30) days and, in that event, the Agreement will continue in force so long as such party takes steps within the thirty (30) day period to commence the cure and the cure is in fact effected within sixty (60) days of the notice.

     8.  Continuation of Compensation for Product Introduction at TMI Airports.
         ---------------------------------------------------------------------
Notwithstanding the purported termination of this Agreement for any reason, including the expiration of the initial term or any extension term hereof, or without a reason, in the event that TMI has theretofore been successful in assisting the Company in introducing the Product for use in a TMI Airport, TMI shall be entitled to receive commissions, at the rates and times provided for herein, on all sales of Advertising for display in conjunction with the Product at that TMI Airport for the longer of (i) five (5) years from the date of first sale of Advertising for display in conjunction with the Product at that TMI Airport, or

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(ii) the remaining term of TMI's display advertising concession rights at such
TMI Airport.

     9. Proprietary Information and Non-Disclosure. Each party acknowledges
        ------------------------------------------
that, in the course of performing its duties under this Agreement, it may obtain information relating to the other party which is of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, but is not limited to, products, trade secrets, know-how, inventions, techniques, processes, computer programs, schematics, data, customer lists, financial information and sales and marketing plans. The parties and their respective employees and agents shall at all times, both during the term of this Agreement and after its termination, keep in trust and confidence all Proprietary Information and shall not use such proprietary information disclosed under this Agreement nor shall either party or its employees and agents disclose any of such proprietary Information to any person without the other party's prior written consent. Each party acknowledges that any such Proprietary Information received by such party shall be received as a fiduciary of such other party. Each party further agrees to immediately return to the other party all Proprietary Information in such party's possession, custody or control in whatever form held (including all copies of all written documents relating thereto) upon termination of this Agreement or at any time, or from time to time, upon the request of such other party.

     10. Amendment and Assignment. This Agreement may be amended only in writing
         ------------------------
and only upon mutual consent of the parties. The terms and conditions of any order placed through TMI as may conflict in whole or in part with the provisions of this Agreement shall be of no force and effect whatsoever, and the provisions of this Agreement shall be controlling in any such instance. This Agreement may not be assigned by either party without the prior written consent of the other.

     11. Severability. If any term provision, covenant or condition of this
         ------------
Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the provisions of this Agreement shall continue in full force and effect and shall not be affected, impaired or invalidated in any way.

     12. Governing Law. The parties acknowledge that this Agreement has been
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 made in the State of California and shall be governed and construed in accordance with the laws of said State.

     13. Arbitration. Any controversy or claim arising out of or relating to
         -----------
this Agreement or the breach of this Agreement shall be settled by arbitration at the offices of Company in accordance with the then-existing rules of the American Arbitration Association, provided, however, that the arbitrator shall not have the authority to change or revise any decision made by Company where, by the terms of this Agreement, Company has been given sole discretion and

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provided further, that judgment upon the award rendered may be entered in any court having appropriate jurisdiction.

     14. Attorney's Fees. If any legal action is necessary to enforce the terms
         ---------------
of this Agreement, the prevailing party shall be entitled to reimbursement of reasonable attorney's fees in addition to any other relief to which he or it may be entitled.

     15. Notice. All communications, notices and demands of any kind which
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either party may be required or may desire to give or serve upon the other party shall be made in writing and be delivered in person or by facsimile transmission confirmed with a written notice mailed within one (1) day by, or by notice given by, first class certified mail, postage prepaid, return receipt requested.
Notice shall be considered given when delivered in person or when transmitted by facsimile or on the fifth (5th) day after being deposited in the United States mail. Notices shall be addressed as follows unless either party gives notice to the other party of a change of address:

     CarroSELL, Inc.                   Transportation Media, Inc.
     315 First Street, Suite U-190     710 North Dearborn Street
     Encinitas, CA 92024-3555          Chicago, IL 60610-3818
     Fax No.: (619) 632-8069           Fax No.: (312) 642-7378

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

CarroSELL, Inc.                        Transportation Media, Inc.


By:  /s/ Paul Donner                   By:  /s/ Tamee V. Riley
   --------------------------------       ---------------------------------
   Paul Donner, President                 Tamee V. Riley, President

                    CONFIRMATION, ACCEPTANCE AND AGREEMENT
                    --------------------------------------

     The undersigned, Continental Capital Corporation, being the parent corporation of CarroSELL, Inc., a party to the foregoing Agreement, will derive significant benefit from the existence and performance of the foregoing Agreement and therefore, confirms, acknowledges and agrees to perform such obligations as may be necessary in order to issue the shares and options, and accept performance of option exercises, as are provided for in the foregoing Agreement. The undersigned represents and warrants to Transportation Media, Inc. that the shares and options provided for above ar duly authorized and available for issuance and all corporate action necessary to effect such authorization has been taken. The undersigned acknowledges that this undertaking constitutes a significant portion of the inducement for Transportation Media Inc. to enter into the foregoing Agreement and that Transportation Media Inc. is a direct beneficiary of this

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undertaking and may look directly to Continental Capital Corporation for its performance.

     IN WITNESS WHEREOF, the undersigned has joined in and executed the foregoing Agreement for purposes of confirming the foregoing this 29th day of February, 1996, by signature of its duly authorized officer.

                                       Continental Capital Corporation


                                       By:    /s/ SIGNATURE ILLEGIBLE
                                          ------------------------------------
                                       Title:  Chairman
                                             ---------------------------------

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